Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

CDRR Investors, Inc.

Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-193904, 333-172142, 333-128379, 333-119747 and 333-150773) of Beacon Roofing Supply, Inc. (the “Company”) of our report dated September 9, 2015 relating to our audit of the consolidated financial statements of CDRR Investors, Inc. for the period from May 31, 2012 through December 31, 2012 (successor) and the period from January 1, 2012 through May 30, 2012 (predecessor), included in Exhibit 99.2 to the Company’s Current Report on Form 8-K dated September 9, 2015.

/s/ BDO USA, LLP

Houston, Texas

September 9, 2015